Exhibit 23.6

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 of our report dated June 8, 2007 relating to our audit of the financial statements as of and for the period ended May 13, 2005 of Miami Valley Steel Services, Inc.

/s/ Grant Thornton LLP

Chicago, Illinois

October 19, 2007